Exhibit 99.1

RGS Energy is Evaluating the Potential of Proceeding with a Regulation A+ Preferred Stock Rights Offering

DENVER, CO, August 26, 2019 – RGS Energy (OTCQX: RGSE), the exclusive worldwide manufacturer of the visually stunning POWERHOUSE™ Solar Shingle System, announced today that it is contemplating the benefits to its shareholders of conducting a Regulation A+ rights offering involving issuing a dividend of rights to purchase shares of dividend yielding preferred stock (“Preferred Shares”) to its shareholders as of a future record date under an offering statement on Form 1-A (the “Offering Statement”) which would be filed with the Securities and Exchange Commission (the “SEC”) for such purpose.

In this scenario, shareholders as of such record date would receive a right to purchase Preferred Shares during an exercise period (to be determined). RGS has engaged RHK Capital to gauge feedback and interest based on various potential terms for this potential rights offering.

Please send all inquiries to RGS Energy at investorrelations@rgsenergy.com and let the Company know if you are interested in speaking with its advisors in regards to the Preferred Shares and their potential terms. The Company welcomes your feedback as it tests the waters for this potential rights offering to its shareholders.

Test the Waters Disclaimer:

RGS Energy plans to test the waters to gauge market demand for its proposed Regulation A+ rights offering prior to filing the Offering Statement with the SEC. No money or other consideration is being solicited at this time, and if sent in response, will not be accepted. No offer to buy the Preferred Shares or other securities can be accepted and no part of the purchase price can be received until the Offering Statement is filed with the SEC and qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date of the Offering Statement. Any person’s indication of interest regarding the Preferred Shares or this press release involves no obligation or commitment of any kind.

About RHK Capital:

Advisory Group Equity Services, Ltd. (dba RHK Capital) was founded in 1984. RHK Capital is a boutique investment banking firm specializing in small to medium-sized transactions. RHK is led by a management team with extensive financial industry experience and a desire to provide companies and individuals with the tools and expertise to accomplish their financial goals. In addition to investment banking, RHK has grown to include businesses in general securities, emerging market securities, distressed and high yield debt securities, investment management, mortgages, and business lending. As a division of Advisory Group Equity Services (AGES), all securities are offered through Advisory Group Equity Services Ltd., a registered broker-dealer, member of the Financial Industry Regulatory Authority and the Securities Investor Protection Corporation.

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About RGS Energy

RGS Energy (OTCQX: RGSE) is America’s Original Solar Company and exclusive manufacturer of POWERHOUSE™, an innovative in-roof solar shingle using technology developed by The Dow Chemical Company.

For more information, visit RGSEnergy.com and RGSPOWERHOUSE.com, on Facebook at www.facebook.com/RGSEnergy and on Twitter at twitter.com/rgsenergy. Information on such websites and the websites referred to above in this press release is not incorporated by reference into this press release.

RGS Energy is the company’s registered trade name. RGS Energy files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding RGS Energy’s statements regarding the closing of and the net proceeds from the unit offering discussed herein. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide RGS Energy’s current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “plan,” “future,” “may,” “will,” “expect,” “hypothetical,” “believe” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: whether RGS Energy will launch a rights offering; the final terms of the Preferred Shares, if issued, and their impact on the Company and its shareholders, including with respect to the rights of holders of Class A common stock; whether RGS Energy will receive any proceeds from a rights offering; RGS Energy’s ability to pay dividends on the Preferred Shares; and other risks and uncertainties included in the Company’s filings with the SEC.

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You should read the section entitled “Risk Factors” in our 2018 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, each of which has been filed with the SEC, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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